PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION

                  Omitted.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  Omitted

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         THE   CONTENTS  OF   INTERCHANGE   FINANCIAL   SERVICES   CORPORATION'S
         REGISTRATION  STATEMENT  ON  FORM  S-8,  REGISTRATION  #33-82530,   ARE
         INCORPORATED HEREIN BY REFERENCE.

                  The  following   documents  filed  by  Interchange   Financial
         Services Corporation (the "Company") with the Commission are also incorporated herein by reference:

               (a) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

               (b) The Company's Annual Report on Form 10-K for the year ended December 31, 1996; and

               (c) The description of the Company's Common Stock contained in its Registration Statement on Form S-2 dated October 29, 1992. (File 33-49840)

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



ITEM 8.  EXHIBITS


          4(a) Interchange  Financial Services  Corporation Stock Option Plan of
               1989

          4(b) Form of Stock Option Agreement under Stock Option Plan

         *4(c) 1995 Amendment (increasing the number of shares from 80,000 to 270,000) and 1997 AMENDMENT (adding restricted stock grant authority) to Interchange Financial Services Corporation Stock Option Plan of 1989 (now entitled "Stock Option and Incentive Stock Plan of 1997")

         *5    Opinion of Norris, McLaughlin & Marcus, P.A.

        *23(a) Consent of Deloitte & Touche, LLP

         23(b) Consent of Norris, McLaughlin & Marcus P.A.(included in Exhibit
                5)

         24    Power of Attorney (included on signature page)

 .........
         *Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Saddle Brook, State of New Jersey on the 25th day of September, 1997.

                                     INTERCHANGE FINANCIAL SERVICES CORPORATION

                                     By:  /S/ANTHONY LABOZZETTA
                                           Anthony Labozzetta
                                           Senior Vice President and Treasurer
                                          (Chief Accounting Officer)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony S. Abbate and Anthony Labozzetta, and either of them (with full power in each to act alone), his true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registrant Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

/S/ANTHONY D. ANDORA   Chairman of the Board              September 25, 1997
Anthony D. Andora      and Director


/S/ANTHONY S. ABBATE   President, Chief Executive         September 25, 1997
Anthony S. Abbate      Officer and Director

/S/ANTHONY LABOZZETTA  Senior Vice President and          September 25, 1997
Anthony Labozzetta     Treasurer
                       (Chief Accounting Officer)

/S/DONALD L. CORRELL     Director                         September 25, 1997
Donald L. Correll


/S/ANTHONY R. COSCIA     Director                         September 25, 1997
Anthony R. Coscia


/S/JOHN J ECCLESTON      Director                         September 25, 1997
John J. Eccleston


/S/DAVID R. FICCA        Director                         September 25, 1997
David R. Ficca


/S/JAMES E. HEALEY       Director                         September 25, 1997
James E. Healey


/S/NICHOLAS R. MARCALUS  Director                         September 25, 1997
Nicholas R. Marcalus


/S/ELEANORE S. NISSLEY   Director                         September 25, 1997
Eleanore S. Nissley


/S/JEREMIAH F. O'CONNOR  Director                         September 25, 1997
Jeremiah F. O'Connor


/S/ROBERT P. RITTEREISER Director                         September 25, 1997
Robert P. Rittereiser


/S/BENJAMIN P. ROSENZWEIG Director                        September 25, 1997
Benjamin Rosenzweig